Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Pulmatrix, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge and in the capacity of an officer, that:

The Quarterly Report for the quarter ended September 30, 2023 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-Q.

Date: November 9, 2023	By:	/s/ Teofilo Raad
Teofilo Raad
President and Chief Executive Officer (Principal Executive Officer)

Date: November 9, 2023	By:	/s/ Peter Ludlum
Peter Ludlum
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)